UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 29, 2012

VII Peaks-KBR Co-Optivist Income BDC II, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-54615	45-2918121
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

255 Shoreline Drive, Suite 428 Redwood City, California	94065
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (877) 700-0527

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On August 29, 2012, the Board of Directors of VII Peaks-KBR Co-Optivist Income BDC II, Inc. declared two semi-monthly distributions of $0.030625 per share each (an annualized rate of 7.35% based on VII Peaks-KBR Co-Optivist Income BDC II's current $10.00 per share public offering price) to stockholders of record on August 30, 2012, payable on September 14, 2012 and September 28, 2012.

Item 8.01 Other Events

On August 29, 2012, VII Peaks-KBR Co-Optivist Income BDC II, Inc. added Mr. Bhavin Shah to replace Quinlan Fang on its Investment Committee.

Mr. Bhavin Shah has been a director of VII Peaks-KBR Co-Optivist Income BDC II, Inc. since its inception. He has been a Managing Partner of KBR Capital Partners, LLC since 2010. Mr. Shah has spent the last 15 years in the investment management and private equity arenas. Mr. Shah’s investments have ranged from publicly-traded debt securities and structured fixed income investments to purchases of hard and soft-asset portfolios and in- and/or out-of-court recapitalizations/buyouts.

Mr. Shah was a Managing Director at Mount Kellet Capital Management from 2008 until 2010, a multi-strategy investment firm focused on global distressed, special situations and opportunistic investing. From 2006 to 2008, Mr. Shah served as a Managing Director of Oak Hill Advisors, a $10 billion credit-oriented investment firm. Prior to this, Mr. Shah was a Principal/Vice President with the Carlyle Group’s distressed and special situation arm, and led the firm’s investment sourcing, structuring and execution efforts from 2002 to 2006.

Prior to earning his MBA from the Harvard Business School, Mr. Shah worked with Morgan Stanley’s Princes Gate Investors. He also invested in cross-border infrastructure and technology opportunities at Soros Fund Management; and, he led engagements and helped open and grow the India offices at McKinsey and Company. In addition, Mr. Shah served at The White House as a Legislative Assistant to the President after graduating from the University of Michigan in Ann Arbor with Dual Bachelor of Arts degrees in Economics and Political Science with honors and distinction.

Mr. Shah’s broad and extensive experience in investment management and private equity as a Managing Director at Mount Kellet Capital Management and Oak Hill Advisors support his appointment to the Investment Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VII Peaks-KBR Co-Optivist Income BDC II, Inc.

September 4, 2012

By:	/s/ Gurpreet S. Chandhoke
Gurpreet S. Chandhoke
Chairman of the Board of Directors, Chief Executive Officer and President